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STATE OF NORTH CAROLINA      )                     AGREEMENT
                             )                          OF
COUNTY OF ROCKINGHAM         )                TERMINATION AND RELEASE

         THIS AGREEMENT OF TERMINATION AND RELEASE (the "Contract") is made and entered into as of this the 29th day of December, 1995, by and between Box & Company, Inc., a Virginia corporation (hereinafter called "Box"), and Pluma, Inc., a North Carolina corporation (hereinafter called "Pluma").

                              STATEMENT OF PURPOSE

         Pluma is an established manufacturer of sportswear apparel products. Box has been responsible for marketing and selling all of Pluma's products since January 1, 1992, pursuant to a Representative's Agreement between Box and Pluma dated January 1, 1992 (the "Sales Agreement"). Pluma has determined that it is in Pluma's best interest to control the marketing and sales of its products internally and has requested that Box terminate the Sales Agreement and Box has agreed to a termination of the Sales Agreement upon the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions herein set forth, the payment by Box of those sums described herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Termination of Sales Agreement and Releases. It is agreed that from and after December 31, 1995, the Sales Agreement shall be terminated and of no further force and effect, and except as set forth below with respect to Pluma's obligations to pay to Box Final Commissions (as defined below), neither party shall have any further obligations to the other related to the Sales Agreement. In this regard, Pluma hereby releases and discharges Box from any and all past, present and future actions, causes of action, claims, demands, damages, costs, loss of services, expenses, compensation, third party actions, suits at law or in equity, including claims or suits for contribution and/or indemnity, of whatever nature, and all consequential damage on account of or in any way growing out of any and all known and unknown loss or damage resulting from or arising out of Box's obligations under the Sales Agreement. Likewise, except as set forth below with respect to Final Commissions, Box hereby releases and discharges Pluma from any and all past, present and future actions, causes of action, claims, demands, damages, costs, loss of services, expenses, compensation, third party actions, suits at law or in equity, including claims or suits for contribution and/or indemnity, of whatever nature, and all consequential damage on account of or in any way growing out of any and all known and unknown loss or damage resulting from or arising out of Pluma's obligations under the Sales Agreement.

         2. Termination Payment. In consideration of Box's agreement to terminate the Sales Agreement as set forth above, Pluma agrees to pay to Box a termination payment in the amount of Two Million and 00/100 Dollars ($2,000,000.00). The termination payment shall be paid by Pluma



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paying to Box One Thousand and 00/100 Dollars ($1,000.00) upon the execution hereof and simultaneously executing and delivering to Box a promissory note in the form set forth on EXHIBIT A which is attached hereto and incorporated herein by reference.

         3. Pluma's Obligation to Pay Final Commissions. Notwithstanding anything to the contrary set forth in Section 1 above, Pluma agrees to pay to Box on or before January 26, 1996, commissions due under Section 15 of the Sales Agreement for shipments made by Pluma of its products to customers prior to December 31, 1995 (the "Final Commissions"). Pluma will assume the risk of all returns of its products by customers, and Box shall not be liable to Pluma for any return credits issued by Pluma after such date. Additionally, Pluma shall have no claim against Box in the future, or any right to offset against Final Commissions due as set forth above, as the result of any uncollected accounts receivable due from Pluma's customers, including the 20/20 account receivable.

         4. Box's Representations and Warranties. Box represents and warrants the following to Pluma:

                  (a) Corporate Organization. Box at the time of closing will be a corporation duly formed, validly existing, and in good standing under the laws of the State of Virginia with all requisite power and authority to carry on its business as it is being conducted.

                  (b) Authorization. Box has full corporate power and is duly authorized to execute this Agreement and to carry out the transactions contemplated hereby. This Agreement and all actions contemplated herein which require the approval of Box's directors or shareholders shall be lawfully approved by such directors and shareholders and Box shall deliver at the time of closing a certified copy of resolutions of Box's board of directors and shareholders giving such approval.

                  (c) No Violation. Box is not subject to or obligated under any certificate of incorporation, by-law, law, or regulation of any governmental authority, or any agreement or instrument (including any loan agreement or guarantee), or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery, and performance of this Agreement. Box shall comply with all laws, rules, and regulations of any governmental authority in connection with its execution hereof, save and except the Virginia Bulk Sales Act (if applicable to this transaction), the compliance with which is specifically waived.

                  (d) Litigation. Box has no actual knowledge, nor has Box received any notice of, any actual or threatened action, litigation or proceeding by any organization, person, individual, or governmental agency against Box, nor does Box know of any basis for any such action against Box.

         5. Pluma's Representations and Warranties. Pluma makes the following representations and warranties to Box:

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                  (a) Corporate Organization. Pluma at the time of closing will be a corporation duly formed, validly existing, and in good standing under the laws of the State of North Carolina with all requisite power and authority to carry on its business as it is being conducted.

                  (b) Authorization. Pluma has full corporate power and is duly authorized to execute this Agreement and to carry out the transactions contemplated hereby. This Agreement and all actions contemplated herein which require the approval of Pluma's directors shall be lawfully approved by such directors and Pluma shall deliver at the time of closing a certified copy of resolutions of Pluma's board of directors giving such approval.

                  (c) No Violation. Pluma is not subject to or obligated under any certificate of incorporation, by-law, law, or regulation of any governmental authority, or any agreement or instrument (including any loan agreement or guarantee), or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery, and performance of this Agreement.

                  (d) Litigation. Pluma has no actual knowledge, nor has Pluma received any notice of, any actual or threatened action, litigation or proceeding by any organization, person, individual, or governmental agency against Pluma, nor does Pluma know of any basis for any such action against Pluma.

         6.       Closing and Closing Documents.

                  (a) This transaction shall close no later than December 29, 1995, at the offices of Box.

                  (b) At Closing, Box shall deliver:

                            (i) Proper consent resolutions of Box's shareholders
and directors authorizing the transaction contemplated hereby;

                            (ii) An opinion of counsel from Box in the form
attached hereto as EXHIBIT B; and

                            (iii) Such other documents as may be reasonable and
necessary in the

opinion of counsel for Box and Pluma to consummate and close the purchase and sale contemplated by this Agreement.

                  (c)      At Closing Pluma shall deliver:

                            (i) A check made payable to Box in the amount of One
Thousand and 00/100 Dollars ($1,000.00);

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                            (ii) The Promissory Note referenced in Section 2
hereof;

                            (iii) An Opinion of Counsel from Pluma in the form
set forth as EXHIBIT

C attached hereto and incorporated herein by reference; and

                            (iv) Such other documents as may be reasonable and
necessary in the

opinion of counsel for Box and Pluma to consummate and close the purchase and sale contemplated by this Agreement.

         7. Indemnities. Box agrees to hold Pluma harmless from all claims made, or losses, damages and expenses (including reasonable attorney fees) incurred by Pluma as the result of a claim against Pluma arising out of the acts or omissions of Box prior to the Closing contemplated hereby.

         Pluma agrees to hold Box harmless from all claims made, or losses, damages and expenses (including reasonable attorney fees) incurred by Box as the result of a claim against Box arising out of the acts or omissions of Pluma prior to the Closing.

         8.       Miscellaneous.

                  (a) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

                  (b) Entire Agreement. This Agreement contains the entire agreement between the parties, and supersedes all prior and contemporaneous understandings and agreements, whether oral or in writing, between the parties respecting the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or in writing, between or among the parties to this Agreement relating to the subject matter of this Agreement which are not fully expressed in this Agreement.

                  (c) Construction. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party based upon attribution to such party as the source of the language in question. Headings used in this Agreement are for convenience of reference only and shall not be used on construing this Agreement.

                  (d) Applicable Law. This Agreement shall be governed by the laws of the State of North Carolina. Time is of the essence in the Closing of this transaction.

                  (e) Severability. If any term, covenant, condition or provisions of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

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                  (f) Waiver of Covenants, Conditions and Remedies. The waiver by one party of the performance of any covenant, condition or promise under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by it of any other covenant, condition or promise under this Agreement. The waiver by either or both parties of the time for performing any act under this contract shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time.

                  (g) Schedules. All schedules to which reference is made in this Agreement are deemed incorporated into this contract and made a part hereof, whether or not actually attached.

                  (h) Amendment. This Agreement may be amended at any time by the written agreement of Pluma and Box. All amendments, changes, revisions and discharges of this Agreement, in whole or in part, and from time to time, shall be binding upon the parties despite any lack of legal consideration, so long as the same shall be in writing and executed by the parties hereto. No party may assign this Agreement or any interest therein without the prior written approval of all parties.

                  (i) Relationship to Parties. The parties agree that their relationship is that of seller and Pluma, and that nothing contained herein shall constitute either party the agent or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organization between the parties hereto, nor is either party granted any right or authority to assume or create any obligations or responsibility on behalf of the other party, nor shall either party be in any way liable for any debt of the other, except as expressly provided herein.

                  (j) Further Acts. Each party agrees to perform any further acts and to execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

                  (k) Confidentiality. Notwithstanding anything to the contrary contained elsewhere herein, Pluma and Box hereby acknowledge that this transaction shall be treated as confidential. In connection therewith, Pluma and Box further acknowledge that neither will disclose any of the contents or information contained in or obtained as a result of any investigation, financial or otherwise, undertaken or done pursuant to this Agreement, to the public or any third party (except advisors to Pluma in this transaction) without a bona fide interest in any transaction contemplated by this Agreement.

                  (l) Press Releases. Box and Pluma agree that neither of them shall make any public statement, including without limitation, any press release, or any private statement with respect to this Agreement and the transactions contemplated hereby without first allowing the other party an opportunity to review such statement and render an approval thereof. It is the intention of this subparagraph that both Pluma and Box must agree as to the timing and content of any information contained in any public statement or press release regarding the transaction contemplated hereby. Both parties agree to exercise reasonableness when asked to consent to the content of any such press release or other public or private statement regarding this transaction.

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         IN WITNESS WHEREOF, the parties have duly executed this Agreement by their hands and under seal affixed hereto as of the date and year first above written.

                                  BOX & COMPANY, INC., a Virginia Corporation

[Corporate Seal]                   /s/ George Walker Box

                                  George Walker Box

                                  President

ATTEST:

                   Secretary

                                  PLUMA, INC., a North Carolina Corporation

[Corporate Seal]                   /s/ R. Duke Ferrell, Jr.

                                  R. Duke Ferrell, Jr.

                                  President

ATTEST:

 /s/ George G. Wade

                   Secretary


                                        6


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                                LIST OF EXHIBITS

A        Promissory Note

B        Box's Counsel's Opinion Letter

C        Pluma's Counsel's Opinion Letter


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                                    EXHIBIT A

                                 PROMISSORY NOTE

$1,999,000.00                                           Martinsville, Virginia
                                                             December 29, 1995

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of Box & Company, Inc., or its assigns, the sum of One Million Nine Hundred Ninety-Nine Thousand and 00/100 Dollars ($1,999,000.00) without interest on the unpaid balance hereof until default [and after any such default at the rate of ten percent (10%) per annum until such default is cured] both principal (and interest, if applicable) shall be payable in the lawful money of the United States to Box & Company, Inc. or its assigns at 26 Broad Street, Martinsville, Virginia, or at such other place as the legal holder(s) hereof may designate in writing, as follows:

         The entire unpaid principal amount of this Note is due and payable on January 30, 1996.

         This Note may not be prepaid in whole or in part at any time prior to January 1, 1996.

         All parties to this Note, whether maker, principal, surety, guarantor or endorsers, hereby waive presentment for payment, demand, protest and notice of dishonor, and all defenses on the ground of extension of time for the payment hereof, which may be given by the holders of the Note to them or either of them, or to anyone who has assumed the payment of this Note.

         Upon default the holders of this Note may employ an attorney to enforce the holders' rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the holders the sum of fifteen percent (15%) of the outstanding balance owing on the Note for reasonable attorney fees, plus other reasonable expenses incurred by the holders in exercising any of the holders' rights and remedies upon default.

         This Note shall be governed and construed in accordance with the laws of the State of North Carolina.

         IN TESTIMONY WHEREOF, the maker has caused this Note to be signed and sealed the day and year first above written.

                                   PLUMA, INC., a North Carolina Corporation

[CORPORATE SEAL]                   By:

                                            R. Duke Ferrell, Jr.
                                            President

ATTEST:

                   Secretary


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                                    EXHIBIT B

                          (Box's Counsel's Letterhead)

                                December 29, 1995

Pluma, Inc.
801 Fieldcrest Road
Eden, NC 27288

Gentlemen:

         We have acted as counsel to Box & Company, Inc., a Virginia corporation ("Seller") in connection with the sale by Seller to you of certain of its assets pursuant to a Contract of Purchase and Sale dated December 29, 1995 (the "Contract").

         In rendering this opinion, we have reviewed and relied to the extent necessary on certificates of officers of Seller as to factual matters, certificates of public officials and such other instruments, documents and agreements as we have deemed necessary and relevant as a basis of our opinion. We have assumed the genuineness of signatures on the Contract and other documents executed in connection therewith. We have also assumed the due authorization, execution and delivery of the Contract and other documents executed in connection therewith to be delivered by you to the Seller.

         Based upon the foregoing, we are of the opinion that giving effect to the consummation of the transaction contemplated by the Contract:

         1. Seller: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia; (b) is qualified to do business and is in good standing in Virginia; (c) has the power to engage in the transactions contemplated by the Contract; and (d) has the full power, authority and legal right to execute and deliver the Contract and other documents to be executed in connection therewith.

         2. The execution, delivery and performance (as contemplated therein) by Seller of the Contract and other documents to be executed in connection therewith: (a) will not conflict with, result in a breach of, or constitute a default under (i) the Articles of Incorporation or Bylaws of Seller, (ii) any law (including any law related to usury), order, writ, injunction or decree of any court or governmental authority known to us to which the Seller is subject, or (iii) any agreement or instrument known to us to which Seller is a party or by which Seller may be bound; however, we have not made an independent investigation or inquiry as to any agreement or instrument which binds the Seller; and (b) will not result in the creation or imposition of any lien, charge or encumbrance upon the property of Seller.

         3. All necessary corporate action by Seller for the authorization, execution, delivery and performance of the Contract and other documents to be executed in connection


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therewith has been duly taken, and the Contract and other documents to be executed in connection therewith constitute the legal, valid and binding obligations of Seller and is enforceable against Seller in accordance with their respective terms, except as such terms may be limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the rules of law or equity governing specific performance, injunctive relief and other legal and equitable remedies limiting creditors' rights generally.

         4. All consents, approvals or authorizations, if any, of any governmental authority or any other party required on the part of Seller in connection with the issuance, execution, delivery and performance of the Contract have been duly obtained.

         We are members of the bar of the Commonwealth of Virginia and do not express any opinion as to the laws of any jurisdiction other than the laws of the United States of America and the Commonwealth of Virginia. The opinions rendered herein are solely for the benefit of Pluma, Inc. its successors and assigns and, without our prior written consent, may not be relied upon by any other person nor quoted or reproduced in any report or other document without our prior written consent.

                                      Yours very truly,

                                      THOMPSON AND McMULLAN

                                      By:

                                      John Thompson

36363-1


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                                    EXHIBIT C

                                December 29, 1995

Box & Company, Inc.
26 Broad Street
Martinsville, VA

Gentlemen:

         We have acted as counsel to Pluma, Inc., a North Carolina corporation ("Buyer") in connection with the purchase by Buyer of certain of your assets pursuant to a Contract of Purchase and Sale dated December 29, 1995 (the "Contract").

         In rendering this opinion, we have reviewed and relied to the extent necessary on certificates of officers of Buyer as to factual matters, certificates of public officials and such other instruments, documents and agreements as we have deemed necessary and relevant as a basis of our opinion. We have assumed the genuineness of signatures on the Contract and other documents executed in connection therewith. We have also assumed the due authorization, execution and delivery of the Contract and other documents executed in connection therewith to be delivered by you to the Buyer.

         Based upon the foregoing, we are of the opinion that giving effect to the consummation of the transaction contemplated by the Contract:

         1. Buyer: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina; (b) is qualified to do business and is in good standing in North Carolina and Virginia; (c) has the power to engage in the transactions contemplated by the Contract; and (d) has the full power, authority and legal right to execute and deliver the Contract and other documents to be executed in connection therewith.



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         2. The execution, delivery and performance (as contemplated therein) by
Buyer of the Contract and other documents to be executed in connection therewith: (a) will not conflict with, result in a breach of, or constitute a default under (i) the Articles of Incorporation or Bylaws of Buyer, (ii) any law (including any law related to usury), order, writ, injunction or decree of any court or governmental authority known to us to which the Buyer is subject, or
(iii) any agreement or instrument known to us to which Buyer is a party or by which Buyer may be bound; however, we have not made an independent investigation or inquiry as to any agreement or instrument which binds the Buyer; and (b) will not result in the creation or imposition of any lien, charge or encumbrance upon the property of Buyer.

         3. All necessary corporate action by Buyer for the authorization, execution, delivery and performance of the Contract and other documents to be executed in connection therewith has been duly taken, and the Contract and other documents to be executed in connection therewith constitute the legal, valid and binding obligations of Buyer and is enforceable against Buyer in accordance with their respective terms, except as such terms may be limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the rules of law or equity governing specific performance, injunctive relief and other legal and equitable remedies limiting creditors' rights generally.

         4. All consents, approvals or authorizations, if any, of any governmental authority or any other party required on the part of Buyer in connection with the issuance, execution, delivery and performance of the Contract have been duly obtained.

         We are members of the bar of the State of North Carolina and do not express any opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of North Carolina. The opinions rendered herein are solely for the benefit of Box & Company, Inc., its successors and assigns and, may not be relied upon by any other person nor quoted or reproduced in any report or other document without our prior written consent.

                                       Yours very truly,

                                       ALLMAN SPRY LEGGETT & CRUMPLER, P.A.

                                       By:

                                       Thomas T. Crumpler



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